Exhibit 4.2

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD,ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Warrant No. C-[__]	Issuance Date: December [__], 2016

Warrant to Purchase 500,000 Shares

ITUS CORPORATION

COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, ITUS Corporation, a Delaware corporation (including any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise, the “Company”), grants to Adaptive Capital LLC or permitted assigns (the “Warrantholder”) the right to subscribe for and purchase, in whole or in part, from time to time from the Company Five Hundred Thousand (500,000) duly authorized, validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of the Company's Common Stock, par value $.01 per share (the “Common Stock”), at the purchase price per share $[___] (the “Exercise Price”) at any time prior to 5:00 p.m., New York time on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth. The terms that are capitalized herein shall have the meanings specified in Section 11 hereof, unless the context shall otherwise require.

This Warrant (“Warrant”) is being issued pursuant to the terms of that certain letter agreement, dated December 1, 2016, by and between the Company and Warrantholder.

1.      Duration and Exercise of Warrant: Limitation on Exercise: Payment of Taxes.

1.1.   Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

(a)       the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date, and the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in the form of cash or certified or bank check payable to the order of the Company; or

(b)       if at any time after the initial effectiveness of the Registration Statement (as defined below), there is not an effective Registration Statement covering the Warrant Shares at the time of exercise, in lieu of any cash payment, the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date, in exchange for the number of shares of Common Stock computed by using the following formula:

X=Y (A -B)

A

Where X =

the number of shares of Common Stock to be issued to the Warrantholder pursuant to the net exercise.

Y =

the number of shares of Common Stock subject to the Warrant being exercised or, if only a portion of such Warrant is being exercised, the portion of such Warrant being canceled (at the time of such calculation).

A =

the Weighted Average Price of one share of Common Stock (at the date of such calculation).

B =

the Exercise Price (as adjusted to the date of such calculation).

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five (5) days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender. This Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void and of no value to the extent this Warrant is not exercised before it expires.

The delivery by (or on behalf of) the Warrantholder of the Exercise Form and the applicable Exercise Price as provided above shall constitute the Warrantholder's certification to the Company that it is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, as of the exercise date.

1.2.   Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within fifteen (15) Business Days after receipt of the Exercise Form by the Company and payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

1.3    Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

2.      Restrictions on Transfer: Restrictive Legends.

2.1.   Limitation on Transfer. The Warrantholder shall not, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) this Warrant or any right, title or interest herein or hereto, except in accordance with the provisions of this Warrant. Any attempt to Transfer this Warrant, in whole or in part, or any rights hereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such Transfer.

2.2.   Transfer Procedures. If the Warrantholder wishes to Transfer this Warrant to a transferee (a “Transferee”) under this Section 2, the Warrantholder shall give notice to the Company through the use of the assignment form attached hereto as Exhibit B of its intention to make any Transfer permitted under this Section 2 not less than five (5) days prior to effecting such Transfer, which notice shall state the name and address of each Transferee to whom such Transfer is proposed. This Warrant may, in accordance with the terms hereof, be transferred in whole or in part. If this Warrant is transferred in whole, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover the number of shares assigned. If this Warrant is transferred in part, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrant shall cover the number of shares not so assigned and in respect of which no such exercise has been made in the case of the assignor and the number of shares so assigned, in the case of the assignee.

2.3    Transfers in Compliance with Law: Substitution of Transferee. Notwithstanding any other provision of this Warrant, no Transfer may be made pursuant to this Section 2 unless (a) the Transferee has agreed in writing to be bound by the terms and conditions hereto, (b) the Transfer complies in all respects with the applicable provisions of this Warrant, and (c) the Transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company in its reasonable judgment, the transferring Warrantholder shall supply to the Company (x) an opinion of counsel, at such transferring Warrantholder's expense, to the effect that such Transfer complies with the applicable federal and state securities laws; and (y) a written statement to the Company, in such form as it may reasonably request, certifying that the Transferee is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

3.      Legends.

Each Warrant (and each Warrant issued in substitution for any Warrant pursuant hereto) shall be stamped or otherwise imprinted with a legend in substantially the following form:

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED,TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of counsel (reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

4.      Reservation of Shares, Etc.

The Company covenants and agrees as follows:

(a)      All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(b)      During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.      Loss or Destruction of Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant, mutilated, lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity or bond, if requested, also reasonably satisfactory to it.

6.      Ownership of Warrant.

6.1    Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer. Notwithstanding the foregoing, the Warrant represented hereby, if properly assigned in compliance with this Agreement, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

6.2    Limitations on Exercise. The Company shall not effect any exercise of this Warrant and the Warrantholder shall not have the right to exercise any portion of this Warrant or to the extent that after giving effect to such exercise, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Since the Warrantholder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Warrantholder or an affiliate thereof, the Warrantholder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise and to the extent that the Warrantholder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Warrant is exercisable shall be the responsibility and obligation of the Warrantholder. If the Warrantholder has delivered an Exercise Notice for a portion of this Warrant that, without regard to any other shares that the Warrantholder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Warrantholder of this fact and shall honor the exercise for the maximum principal amount permitted to be exercised on such exercise date in accordance with Section I and, any principal amount tendered for exercise in excess of the permitted amount hereunder shall remain outstanding under this Warrant. By written notice to the Company, the Warrantholder may (but only as to itself and not to any other holder) from time to time increase the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Upon request of the Company, the Warrantholder shall promptly advise the Company as to the number of shares of Common stock then owned by the Warrantholder.

7.      Certain Adjustment.

7.1.   Adjustment for Certain Events. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)      Stock Dividends: Stock Splits. If at any time after the Issuance Date of this Warrant (i) the Company shall pay a stock dividend or make any other distribution payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the payment of such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided in Section 7.1(f).

(b)      Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Issuance Date of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided in Section 7.1(f).

(c)      Reorganization, etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation or share exchange of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.1.

(d)      Fractional Share. No fractional shares of Common Stock shall be issued to the Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current fair market value per share of Common Stock (based on the Closing Sale Price of the Common Stock).

(e)      Carryover.  Notwithstanding any other provision of this Section 7.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than one percent (1%) of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of shares to be so delivered. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) up to and including the date upon which this Warrant is exercised. All calculations under this Section 7 shall be made to the nearest cent or the nearest share, as applicable.

(f)       Exercise Price Adjustment.  Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 7.1, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

7.2.   No Adjustment for Dividends. Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

7.3    Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, or the rights of the Warrantholder shall change by reason of other events specified herein, the Company shall promptly deliver to the Warrantholder, notice of such adjustment or adjustments and a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

8.      Amendments. Except as otherwise provided herein, the provisions of the Warrants (including this Warrant) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Warrantholder.

9.      Notices of Corporate Action.

So long as this Warrant is outstanding and has not been exercised in full, in the event of:

(a)      any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

(b)      any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party, or

(c)      any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will deliver to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten (10) days prior to the date therein specified, in the case of any date referred to in the foregoing subdivisions (i) and (ii).

10.     Registration Rights.

10.1   Registration Right

(a)      The Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “Commission”), following the closing of the Company’s next financing, but in any event prior to February 28, 2017, a Registration Statement on Form S-1 or other applicable form under the Securities Act (the “Registration Statement”) covering the resale the Registrable Securities (as defined in Section 11) by the Warrantholder (and certain other subscribers of the Company's securities). Notwithstanding anything in this Warrant to the contrary, the Company may, by written notice to the Warrantholder, delay the filing of a Registration Statement or any amendment thereto, if in the good faith determination of the Board of Directors of the Company, the filing of any registration statement would adversely affect a material proposed or pending acquisition, merger or other material corporate event to which the Company is or expects to be a party.

(b)      For the avoidance of doubt, the parties agree that the Company shall not be liable for liquidated damages with respect to any Warrants or Warrant Shares.

10.2   Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 10.1, the Company shall:

(a)      prepare a Registration Statement and file it with the Commission, and thereafter use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof, but in any event within 180 days after the Issuance Date, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b)      use its reasonable best efforts to prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the Registrable Securities can be sold under Rule 144 under the Securities Act or such earlier date when all Registrable Securities covered by such Registration Statement have been sold publicly; provided, however, the Company shall not be required to keep the Registration Statement effective for a period of more than three years from the Issuance Date;

(c)      furnish to the Warrantholder such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto, and such other documents, as the Warrantholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Warrantholder;

(d)      use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions reasonably requested by the Warrantholder, (ii) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect, and (iv) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 10;

(e)      use its reasonable best efforts to prepare a supplement or amendment to the Registration Statement to correct any untrue material statement or omission, and deliver a number of copies of such supplement or amendment to the Warrantholder as he, she or it may reasonably request;

(f)       promptly notify the Warrantholder (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

(g)      provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

(h)      cooperate with the Warrantholder to enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Warrantholder may reasonably request in order for the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement.

10.3   Obligations of the Warrantholder.

(a)      It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 10.1 and 10.2 with respect to the Warrantholder that the Warrantholder shall furnish to the Company such information regarding the Warrantholder, the Registrable Securities held by the Warrantholder and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Warrantholder of the information the Company requires from the Warrantholder (the “Requested Information”) if the Warrantholder elects to have any of its Registrable Securities included in the Registration Statement. If within three (3) Business Days of the filing date the Company has not received the Requested Information from the Warrantholder, then the Company may file the Registration Statement without including Registrable Securities of the Warrantholder.

(b)      The Warrantholder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder.

(c)     In the event of an underwritten offering, the Warrantholder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Warrantholder has decided not to participate.

(d)      The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.2(e), the Warrantholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.2(e). In addition, the Company may restrict disposition of Registrable Securities and the Warrantholder will not be able to dispose of such Registrable Securities, if the Company shall have delivered a certificate to the Warrantholder signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company a delay in the disposition of such Registrable Securities is necessary because the Company has determined that such sales would require public disclosure by the Company of material nonpublic information that is not included in such registration statement.

10.4   Expenses of Registration. In connection with any and all registrations pursuant to Section 10, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs and the fees and disbursements of counsel for the Company shall be borne by the Company.

10.5   Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Warrant:

(a)     To the extent permitted by law, the Company will indemnify and hold harmless the Warrantholder (in such capacity) and its members, managers, directors, officers and/or agents, any underwriter (as defined in the Securities Act) for the Warrantholder, and each Person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, expenses, liabilities joint or several) (collectively, “Claims”) to which any of them may become subject under of the Exchange Act, or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”); (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Commission), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the restrictions set forth in Section 10.5(d) with respect to the number of legal counsel, in the event that a conflict arises with Company's attorneys where Warrantholder deems it necessary, in Warrantholder's reasonable discretion, to engage outside, independent counsel, the Company shall promptly reimburse the Warrantholder, and each such other Person entitled to indemnification under this Section 10.5, as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10.5(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Warrantholder expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto or any failure of the Warrantholder to deliver a prospectus as required by the Securities Act; or (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Warrantholder and shall survive the transfer of the Registrable Securities by the Warrantholder as provided herein.

(b)        In connection with any Registration Statement in which the Warrantholder is participating in such capacity, the Warrantholder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 10.5(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter (each, also an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Warrantholder expressly for use in connection with such Registration Statement; and the Warrantholder shall promptly reimburse an Indemnified Party, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by the Indemnified Party in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Indemnified Party or a third party; provided, however, that the indemnity agreement contained in this Section 10.5(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Warrantholder, which consent shall not be unreasonably withheld.

(c)        The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information about such Persons so furnished in writing by such Persons expressly for inclusion in the Registration Statement.

(d)      Promptly after receipt by an Indemnified Party under this Section 10.5 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 10.5, deliver to an indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party; provided, however , that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for such party, representation of such party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Holder and any Indemnified Party related thereto; such legal counsel shall be selected by the Warrantholder or such other Indemnified Party subject to the Company's approval which shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to another under this Section 10.5, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 10.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense as such expense, loss, damage or liability is incurred and is due and payable.

10.6   Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under Section 10.5 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under Section 10.5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

11.     Definitions.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

"Business Day" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of New York.

"Closing Sale Price" means, for any security as of any date, the last trade price for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price then the last trade price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg, Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing price is reported for such security by Bloomberg Financial Markets, the average of the bid prices and asked prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined by the Company's Board of Directors in good faith.

"Common Stock" has the meaning specified on the cover of this Warrant.

"Company" has the meaning specified on the cover of this Warrant.

"Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

"Exercise Price" has the meaning specified on the cover of this Warrant.

"Expiration Date" means November 11, 2021; provided, however, that if such date shall not be a Business Day, then on the next following day that is a Business Day.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

"Principal Trading Market" means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Issuance Date, is the Nasdaq Capital Market.

"Registrable Securities" means (i) the shares of Common Stock issuable upon exercise of this Warrant, and (ii) any securities issued or issuable with respect to Common Stock by way of a stock dividend or stock split or in connection with a combination or reorganization or otherwise.

"Securities Act" has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

"Trading Day" means any day on which the Common Stock is listed or quoted and traded on its Principal Trading Market.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transfer" has the meaning specified in Section 2.1.

"Transferee" has the meaning specified in Section 2.2.

"Warrantholder" has the meaning specified on the cover of this Warrant.

"Warrant Shares" has the meaning specified on the cover of this Warrant.

"Weighted Average Price" means the price determined by dividing (a) the sum of (i) Closing Sales Price of the Common Stock on each Trading Day multiplied by (ii) the trading volume of the Common Stock for each day during the thirty (30) Trading Days ending on the Trading Day traded immediately preceding the day as of which Weighted Average Price is being determined by (b) the total trading volume of the Common Stock during such thirty (30) Trading Day Period.

12.     Miscellaneous.

12.1.  Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

12.2.  Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

12.3.  Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

12.4.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified below prior to 5:00 P.M., New York City time, on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth below unless changed by such party by two (2) Business Days' prior notice to the other party in accordance with this Section 12.4:

(a)      if to the Company, addressed to:

ITUS Corporation

12100 Wilshire Blvd., Suite 1275

Los Angeles, CA 90025

(b)      if to Warrantholder, to the address set forth herein, or if to any permitted assignee of Warrantholder, to the address of such Person provided to the Company.

12.5.  Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

12.6.  Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

12.7.  No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

12.8.  Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company

12.9.  Exercise of Remedies. In the event that the Company shall fail to observe any provision contained in this Warrant, the holder hereof and/or any holder of the Common Stock issued hereunder, as the case may be, may enforce its rights hereunder by suit in equity, by action at law, or by any other appropriate proceedings in aid of the exercise of any power granted in this Warrant and, without limiting the foregoing, said holder shall be entitled to the entry of a decree for specific performance and to such other and further relief as such court may decree.

* * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Date: December [__], 2016

By: _____________________

Name: Robert A. Berman

Title: President and CEO

Exhibit A

EXERCISE FORM

(To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________________of the Warrant Shares and:

•    herewith tenders payment for such Warrant Shares to the order of ITUS Corporation in the amount of $__________________ , in accordance with the terms of this Warrant; or

•    elects the cashless exercise option to be conducted in accordance with Section 1.1 (b) and the other terms of this Warrant.

The undersigned requests (a) that a certificate for such Warrant Shares be registered in the name of the undersigned, (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be issued to the undersigned and (c) that such certificates and Warrant, if any, be delivered to the undersigned's address below.

The delivery by (or on behalf of) the Warrantholder of this Exercise Form and the payment of the applicable Exercise Price or exercise of the cashless exercise option shall constitute the Warrantholder's certification to ITUS Corporation that its representations and warranties contained in Section 7 of the Debt Conversion Agreement, including without limitation the representation and warranty that the Warrantholder is an "accredited investor," are true and correct as of the date hereof.

Dated: ____________________

Signature_______________________

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Social Security or Tax Identification Number

Signed in the presence of: _______________________

Exhibit B

 Assignment

For value received, the undersigned hereby assigns to _____________________, the right to purchase ___________________ of the Warrant Shares evidenced hereby and hereby irrevocably appoints ______________________ attorney to transfer the Warrant on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of: __________________________

Print Name ___________________________________

Signature__________________________________